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                                                                       Exhibit 5
                                                                       ---------

         [LETTER HEAD OF WOMBLE CARLYLE SANDRIDGE & RICE APPEARS HERE]



                                    [DRAFT]

                                April 26, 1996



Southern National Corporation
200 West Second Street
Winston-Salem, North Carolina 27102

     Re: Registration Statement on Form S-3 with respect to $1 Billion Principal Amount of Debt Securities

Dear Ladies and Gentlemen:

     We have acted as counsel to Southern National Corporation (the "Company") in connection with the registration by the Company of up to $1 billion principal amount of senior or subordinated Debt Securities, issuable pursuant to the Senior Indenture or the Subordinated Indenture as set forth in the registration statement on Form S-3 (the "Registration Statement") that is being filed on the date hereof by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. This opinion letter is Exhibit 5 to the Registration Statement. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Registration Statement.

     The Debt Securities are to be issued, separately or together, in accordance with the terms of the Indentures in one or more series and are to be sold from time to time as set forth in the Registration Statement, the prospectuses contained therein (each, a "Prospectus") and any amendments or supplements thereto.

     In connection with the foregoing, we have examined such records, documents and proceedings as we have deemed relevant as a basis for the opinion expressed herein, and we have relied upon an officer's certificate as to certain factual matters.
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Southern National Corporation
April 26, 1996
Page 2


     Based on the foregoing, we are of the opinion that when (1) the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, (2) the terms of any class or series of the Debt Securities have been authorized by appropriate corporate action of the Company and (3) the Debt Securities have been issued and sold in accordance with the Senior Indenture or Subordinated Indenture, as the case may be, and upon the terms and conditions set forth in the Registration Statement, the applicable Prospectus and the applicable supplement to such Prospectus, then the Debt Securities will be validly authorized and issued and binding obligations of the Company.

     We hereby consent to be named in the Registration Statement and in each of the Prospectuses as attorneys who passed upon the legality of the Securities and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement.

                                     Very truly yours,

                                     WOMBLE CARLYLE SANDRIDGE & RICE,
                                     a Professional Limited Liability Company



                                     Garza Baldwin, III